Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Number 333-43946 (Form S-8), of our report dated March 18, 2002, with respect to the consolidated financial statements of U.S.-China Industrial Exchange, Inc. included in its Annual Report (Form 10-K), for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

March 26, 2002

McLean, Virginia